UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 16, 2003

UTEK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15941 (Commission File Number)	59-3603677 (I.R.S. Employer Identification No.)

202 South Wheeler Street
Plant City, Florida 33566
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (813) 754-4330

Explanatory Note

     This Form 8-K/A amends a Form 8-K filed by UTEK Corporation with the SEC on September 9, 2003. This Form 8-K/A is being filed to reflect the fact that UTEK engaged Pender Newkirk & Company to serve as its independent public accountants for the fiscal year ending December 31, 2003.

Item 4. Changes in Registrant’s Certifying Accountant

a.	On September 16, 2003, UTEK engaged Pender Newkirk & Company to serve as its independent public accountants for the fiscal year ending December 31, 2003. The decision to engage Pender Newkirk & Company was approved by UTEK’s Audit Committee and the Board of Directors.

b.	UTEK has not consulted with Pender Newkirk & Company during the last two years or subsequent interim periods on either the application of accounting principles to a specified transaction either completed or proposed or the type of audit opinion Pender Newkirk & Company might issue on UTEK’s financial statements.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2003	UTEK CORPORATION

	By:	/s/ Carole R. Wright

Carole R. Wright
Chief Financial Officer

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